22 MONTH LEASE

LEASE-PURCHASE AGREEMENT

This Lease-Purchase Agreement ("Agreement") is entered into on this the ______ day of October 2019, by and between: CYNTHIA THOMAS and ROBERT THOMAS, (hereinafter called "LESSORS-SELLERS"), and SANTE FE GOLD CORP (doing business as "Mineral Acquisition,"), (hereinafter called "LESSEE-PURCHASER"). For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, LESSORS-SELLORS and LESSEE-PURCHASER do hereby covenant, contract and agree as follows:

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1. **PREMISES AND TERM:** LESSORS-SELLERS, hereby leases to LESSEE-PURCHASER for the term commencing on the 1st day of November 2019 1/1/2020 and ending on the 31st day of October, 2021, (the "TERM") the following described premises in its present condition, located in Greenlee County, Arizona: Unimproved real property approximating 11.238 acres general described and depicted in the attached **EXHIBIT 1** (hereinafter called the "PREMISES"). Additionally, the LESSEE-PURCHASER shall have the right to access existing facilities of LESSORS-SELLERS 2.992 acres shown on Exhibit 1, identified as: (a) scale house, and (b) truck scales to accommodate LESSEE's business operations.

2. **PURCHASE OPTION:** The LESSORS-SELLERS grant to the LESSEE-PURCHASER the exclusive right and option to purchase the subject PREMISES. This Option is made and given on the terms and conditions set forth in this Agreement. The purchase price is $215,000. LESSEE-PURCHASER shall remit the sum of $15,000.00 upon execution of this agreement in payment of the option price. If LESSEE-PURCHASER exercises the option then said payment shall be applied to the purchase price. All lease payments made by LESSEE-PURCHASER under this Agreement shall apply to the purchase price, without any interest calculation applied. At any time during the TERM this lease is in effect, the LESSEE-PURCHASER may exercise its right to purchase, by delivering to LESSORS-SELLERS written notice of intent to purchase. Upon receipt of such notice, the Parties agree that they will, in good faith, engage a Title/Escrow Company for Closing of the property.

3. **REPRESENTATIONS, WARRANTIES AND COVENANTS:** LESSORS-SELLERS represent and warrant that they will convey good and marketable title to the subject Property, subject to any liens or encumbrances of record, and that each person signing this Agreement on behalf of LESSORS-SELLERS has the full and unrestricted power and authority to execute and deliver this Lease-Purchase Agreement and grant the interests herein conveyed.

4. **CONDITION OF PREMISES; USE OF PREMISES:** LESSORS-SELLERS agrees that LESSEE-PURCHASER, upon paying the rent and on performing all terms of this lease, shall peaceably enjoy the Leased Premises during the term of this lease. By occupying the Leased Premises as a tenant, or installing fixtures, facilities, or equipment or performing finished work, LESSEE-PURCHASER shall be deemed to have accepted the same and to have acknowledged that the Premises are in the condition required by this lease. LESSEE-PURCHASER may erect barrier protections for the PREMISES as LESSEE-PURCHASER may deem appropriate. LESSORS-SELLERS acknowledge that, due to the nature of LESSEE-PURCHASER's business operation, noise and dust will be created and LESSORS-SELLERS will accept all such noise and dust without objection

5. **LEASE PAYMENTS:** The LESSEE-PURCHASER covenants to pay to LESSORS-SELLERS as Rent the sum of One Thousand Five Hundred Dollars ($1,500.00) per month, (hereinafter "the Rent"), in advance without demand as follows: $1,500.00 monthly beginning with the execution of this Agreement and payable thereafter on the 1st day of every month throughout the balance of the Term of the lease.

6. **LATE CHARGES:** LESSEE-PURCHASER shall pay a late charge in the amount of ten percent (10%) of the outstanding delinquent balance for any payment of the rent not made within 10 days after the due date, which amount is not subject to being applied to the purchase price. The LESSEE-PURCHASER shall pay the Rent when due and payable, without any setoff, deduction or prior demand whatsoever. Any payment by LESSEE-PURCHASER or acceptance by LESSORS-SELLERS of a lesser amount than shall be due from LESSEE-PURCHASER to LESSORS-SELLERS shall be treated as payment on account. The acceptance by LESSORS-SELLERS of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and LESSORS-SELLERS may accept such check without prejudice to any other rights or remedies which LESSORS-SELLERS may have against LESSEE-PURCHASER.

7. **UTILITIES:** LESSEE-PURCHASER agrees to arrange for its own utilities wherein LESSEE-PURCHASER represents that it shall cause to be installed, at LESSEE-PURCHASER's sole expense, all such services. LESSORS-SELLERS agrees to accommodate LESSEE-PURCHASER by allowing use of an existing power pole and electrical wiring. LESSEE-PURCHASER represents that it will diligently act to provide water to the property; in the interim LESSORS-SELLERS shall allow

LESSEE-PURCHASER access to the existing plumbing infrastructure to include the well water servicing the scale house. The parties agree that all items of personal property presently located in the scale house will be removed by LESSORS-SELLERS as soon as possible.

8. **WATER RIGHTS**. The Parties agree that no water rights held by LESSORS-SELLERS, either individually or by the entity Duncan Valley Cotton Gin, are conveyed to LESSEE-PURCHASER through this Agreement.

9. **LESSORS-SELLERS'S LIEN:** As security, LESSEE-PURCHASER acknowledges, to the extent allowed by applicable law, the LESSORS-SELLERS'S right to hold and sell with due legal notice all property on or to be brought on the Premises in order to satisfy unpaid Rent, expenses, and utilities. No property of LESSEE-PURCHASER brought onto the Leased Premises shall be removed by LESSEE-PURCHASER other than in the ordinary course of business as long as LESSEE-PURCHASER remains in default in the terms of this lease after receipt of notice and failure to cure.

In the event of LESSEE-PURCHASER'S failure to pay rent, expenses, or utilities, after receipt of notice and failure to cure, LESSORS-SELLERS may seize as much property within the premises as is necessary to secure the payment. If the rent or expense is not paid within sixty (60) days after seizure, the LESSORS-SELLERS may sell the seized property.

10. **DEFAULT:** Each of the following shall be deemed an Event of Default:

a. Default in the payment of Rent or other payments hereunder, by **Rent or other payments being in arrears for ten (10) days.**
b. Default in the performance or observance of any covenant or condition of this lease by the LESSEE-PURCHASER to be performed or observed.
c. Abandonment of the premises by LESSEE-PURCHASER.

11. **NOTICE OF DEFAULT.** The parties are desirous of giving one another fair notice of any default before termination or other action under this lease requiring such notice. In the event of an act of default with respect to any provision of this lease, neither party can institute legal action with respect to such default without first complying with the following conditions:

a. Notice of such event of default must be in writing and must either be hand delivered, mailed to the other party by U.S. Certified Mail return receipt requested, or if unable to provide notice by these methods, if notice is from LESSORS-SELLERS to LESSEE-PURCHASER by posting the notice on the front door of the Leased Premises;

b. Such written notice shall set forth the nature of the alleged default in the performance of the terms of this lease and shall designate the specific paragraph(s) therein which relate to the alleged act of default;

c. Such notice shall also contain a reasonably understandable description of the action to be taken or performed by the other party in order to cure the alleged default and the date by which the default must be remedied, which date can be not less than ten (10) business days from the date of mailing the notice of default.

12. **TERMINATION.** Upon occurrence of any Event of Default, and after proper notice of default has been given, LESSORS-SELLERS may, at its option, in addition to any other remedy or right given hereunder or by law; Give notice to LESSEE-PURCHASER that this lease shall terminate upon the date specified in the notice, which date shall not be earlier than ten (10) days after mailing or delivery of such notice.

The foregoing provisions for the termination of this lease shall not operate to exclude or suspend any other remedy of the LESSORS-SELLERS for breach, or for the recovery of said Rent for the full term.

13. **REPOSSESSION.** In the event of Termination of this Agreement for the reason of default as provided herein, or pursuant to statute, or by summary proceedings or otherwise, the LESSORS-SELLERS may enter forthwith, without further demand or notice to LESSEE-PURCHASER, and resume possession of the Leased Premises. In no event shall such re-entry or resumption of possession or reletting as hereafter provided be deemed to be acceptance or surrender of this lease or a waiver of the rights or remedies of LESSORS-SELLERS hereunder.

14. **DAMAGES.** Upon termination of this lease for reasons provided in paragraph 12 above provided, LESSEE-PURCHASER shall pay to LESSORS-SELLERS without demand or notice the following:

(a) All Rent and other payments accrued to the date of such termination and a proportionate part of the rent otherwise payable for the month in which such termination occurs.
(b) The costs of making all repairs, alterations and improvements required to be made by LESSORS-SELLERS hereunder, and of performing all covenants of LESSEE-PURCHASER relating to the condition of the Premises during the Term and upon expiration or sooner termination of this lease, such costs to be deemed prima facie to be the costs estimated by a reputable architect or

contractor selected by LESSORS-SELLERS or the amounts actually expended or incurred thereafter by LESSORS-SELLERS.

15. LESSORS-SELLERS NOT LIABLE FOR INJURY OR DAMAGE TO PERSONS OR PROPERTY: The LESSORS-SELLERS shall not be liable for any injury or damage to any person or to any property at any time on said Premises or building from any cause whatever that may at any time exist from the use or condition of the Premises or building from any cause, during the Term or any renewal of this lease.

16. TAXES: Property taxes on the Premises shall be responsibility of LESSORS-SELLERS during the Lease period, and up to the date of anticipated sale.. Taxes on the personal property of LESSEE-PURCHASER shall be the responsibility of LESSEE-PURCHASER. All other taxes shall be the responsibility of the party incurring same.

17. NATURE OF RELATIONSHIP BETWEEN PARTIES. The sole relationship between the parties created by this agreement is that of LESSORS-SELLERS and LESSEE-PURCHASER. Nothing contained in this lease shall be deemed, held, or construed as creating a joint venture or partnership between the parties.

18. CONDEMNATION CLAUSE: In the event that all or a part of the Premises is taken by eminent domain or conveyed in lieu of eminent domain, if the Leased Premises cannot reasonably be used by LESSEE-PURCHASER for their intended purpose, then this lease will terminate effective as of the date that the condemning authority shall take possession of the same.

19. WAIVER OF NONPERFORMANCE: Failure of the LESSORS-SELLERS to exercise any of its rights under this lease upon nonperformance by the LESSEE-PURCHASER of any condition, covenant or provision herein contained shall not be considered a waiver, nor shall any waiver of nonperformance of any such condition, covenant or provision by the LESSORS-SELLERS be construed as a waiver of the rights of the LESSORS-SELLERS as to any subsequent defective performance or nonperformance hereunder.

20. PAROL EVIDENCE CLAUSE: This instrument constitutes the final, fully integrated expression of the agreement between the LESSORS-SELLERS and the LESSEE-PURCHASER, and it cannot be modified or amended in any way except in writing signed by the LESSORS-SELLERS and LESSEE-PURCHASER.

21. SUBORDINATION: This lease is subordinate to the lien of all present or future mortgages that affect the Leased Premises and to all renewals, modifications, replacements and extensions of this lease. This clause shall be self-operative but, in any event, LESSEE-PURCHASER agrees to execute promptly and deliver any estoppel certificate or other assurances that LESSORS-SELLERS may request in furtherance of this provision.

22. INSURANCE: LESSEE-PURCHASER shall, during the entire term of the lease keep in full force and effect a policy of public liability insurance with respect to the property and the business operated by LESSEE-PURCHASER in the property proving proof of such coverage throughout the term of the lease.

32. NOTICES. All notices and communications concerning this lease shall be mailed to the parties at the following addresses:

LESSORS-SELLERS	LESSEE-PURCHASER
P.O. Box 647	P.O. Box 25201
Duncan, AZ 85534	Albuquerque, NM 87125

34. COURT ACTION, ATTORNEY'S FEES AND COSTS. If, upon failure of either party to comply with any of the covenants, conditions, rules or regulations of and in this lease, and suit should be brought for damages on account, or to enforce the payment of Rent herein stipulated, or to recover possession of the Premises or to enforce any provision hereof, the losing party agrees to pay to the prevailing party reasonable costs and expenses incurred in prosecuting these suits.

35. ASSIGNMENTS AND SUB-LEASE: The LESSEE-PURCHASER hereby agrees not to assign this lease voluntarily or involuntarily, nor to sub-lease the Premises or any part of the Leased Premises, without the written consent of the LESSORS-SELLERS, under penalty of instant forfeiture of this lease. All rights and liabilities herein given to or imposed upon either of the parties shall extend to the heirs, executors, administrators, successors and assigns of such party.

36. INTERPRETATION. Whenever any word is used in this agreement in the masculine gender, it shall also be construed as being used in the feminine and neuter genders, and singular usage shall include the plural and vice versa, all as the context shall require.

37. MODIFICATION. Any modification or amendment off this agreement shall be in writing and shall be executed by all parties.

38. SEVERABILITY CLAUSE: If any term, covenant, condition, or provision of this lease is held by a court of

competent jurisdiction to be invalid, void, or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

39. **LAW TO APPLY:** This lease shall be construed under and in accordance with the laws of the State of Arizona. Those laws shall govern every aspect of the enforcement of this lease.

All documents such as schedules, exhibits and like documents are incorporated herein and shall initialed by all parties. If LESSEE-PURCHASER is a corporation, each person executing this lease represents and warrants that he is duly authorized to execute and deliver this lease on behalf of the corporation. Those persons further represent that the terms of this lease are binding upon the corporation.

In Witness Whereof, the undersigned LESSORS-SELLERS and LESSEE-PURCHASER execute this lease to be effective as of the day and date first above written.

LESSEE-PURCHASER(s)	LESSORS-SELLERS(s)
Signature	Signature 1/1/2020
Signature ~~F Mueller, CFO~~	Signature